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                                                                   EXHIBIT 10.28

                          TRADEMARK SECURITY AGREEMENT

          THIS SECURITY AGREEMENT is entered into as of August 23, 2000, by and between iParty Retail Stores Corp., a Delaware corporation having its principal place of business at 1457 VFW Parkway, West Roxbury, Massachusetts 02132 (the "BORROWER"), and Paragon Capital LLC, a Delaware limited liability company with its principal executive offices at Hillsite Office Building, 75 Second Avenue, Suite 400, Needham, Massachusetts 02494 ("LENDER").

          NOW THEREFORE, in consideration of the premises, Borrower hereby agrees with Lender as follows:

1. GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a first priority security interest in, and conditionally assigns, but does not transfer title to Lender, all of Borrower's right, title and interest in and to the following (collectively, the "COLLATERAL") to secure payment and performance of all obligations of Borrower to Lender whether such obligations are direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation, those liabilities of Borrower to Lender pursuant to a Loan and Security Agreement dated of even date herewith between Lender and Borrower (the "LOAN AGREEMENT") (collectively, the "OBLIGATIONS").

          The Collateral shall consist of the following:

          (a) Each of the trademarks, and rights and interests protectible as trademarks, which are presently, or in the future may be, owned, created, acquired or used (whether pursuant to a license or otherwise) by Borrower, in whole or in part, and all trademark rights with respect thereto throughout the world, including all proceeds thereof (including license royalties and proceeds of infringement suits), and rights to renew and extend such trademarks and trademark rights;

          (b) All of Borrower's right, title and interest, in and to the trademarks and trademark registrations listed on Schedule A attached hereto, as the same may be updated hereafter from time to time;

          (c) All of Borrower's right, title and interest to register trademark claims under any state or federal trademark law or regulation of any foreign country, and to apply for, renew and extend the trademark registrations and trademark rights, the right (without obligation) to sue or bring opposition or cancellation proceedings in the name of Borrower or in the name of Lender for past, present and future infringements of the trademarks, registrations or trademark rights and all rights (but not obligations) corresponding thereto in the United States and any foreign country, and the associated goodwill;

          (d)  All general intangibles relating to the Collateral; and

          (e) All proceeds of any and all of the foregoing (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the Collateral.

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2.        WARRANTIES AND REPRESENTATIONS. Borrower hereby warrants and represents to Lender the following:

          (a) A true and complete schedule setting forth all federal and state trademark registrations owned or controlled by Borrower or licensed to Borrower, together with a summary description and full information in respect of the filing or issuance thereof and expiration dates is set forth on Schedule A;

          (b) Each of the trademarks and trademark registrations is valid and enforceable, and Borrower is not presently aware of any past, present or prospective claim by any third party that any of the trademarks are invalid or unenforceable, or that the use of any trademarks violates the rights of any third person, or of any basis for any such claims;

          (c) Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the trademarks and trademark registrations free and clear of any liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, shop rights and covenants by Borrower not to sue third persons;

          (d) Borrower has used and will continue to use proper statutory notice in connection with its use of each of the trademarks;

          (e) Borrower has used and will continue to use consistent standards of high quality (which may be consistent with Borrower's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the trademarks, including, to the extent applicable, in the operation and maintenance of its merchandising operations, and will continue to maintain the validity of the trademarks;

          (f) Except for the filing of financing statements with the Secretary of State, Boston, Massachusetts, City Clerk, Boston, Massachusetts, Secretary of State, Hartford, Connecticut, Secretary of State, Tallahassee, Florida, Secretary of State, Augusta, Maine, Secretary of State, Concord, New Hampshire, City Clerk, Nashua, New Hampshire, Department of State, Albany, New York, City Register for New York City, New York, and Secretary of State, Providence, Rhode Island, under the Uniform Commercial Code and filings with the United States Patent and Trademark Office necessary to perfect the security interests created hereunder, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by Borrower of the security interest hereunder or for the execution, delivery or performance of this Agreement by Borrower or for the perfection of or the exercise by Lender of its rights hereunder to the Collateral in the United States.

3. AFTER-ACQUIRED TRADEMARK RIGHTS. If Borrower shall obtain rights to any new trademarks, the provisions of this Agreement shall automatically apply thereto. Borrower shall give prompt notice in writing to Lender with respect to any such new trademarks or renewal or extension of any trademark registration. Borrower shall bear any expenses incurred in connection with future applications for trademark registration.

4. LITIGATION AND PROCEEDINGS. Borrower shall commence and diligently prosecute in its own name, as the real party in interest, for its own benefit, and its own expense, such suits, administrative proceedings or other actions for infringement or other damages as are in its reasonable business judgment necessary to protect the Collateral. Borrower shall provide to Lender any information with respect thereto requested by Lender. Lender shall provide at Borrower's expense all necessary

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cooperation in connection with any such suit, proceeding or action, including, without limitation, joining as a necessary party. Following Borrower's becoming aware thereof, Borrower shall notify Lender of the institution of, or any adverse determination in, any proceeding in the United States Patent and Trademark Office, or any United States, state or foreign court regarding Borrower's claim of ownership in any of such trademarks, its right to apply for the same, or its right to keep and maintain such trademark rights.

5. POWER OF ATTORNEY. Borrower grants Lender power of attorney, having the full authority, and in the place of Borrower and in the name of Borrower, from time to time in Lender's discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, as may be subject to the provisions of the Loan Agreement:

          (a) To endorse Borrower's name on all applications, documents, papers and instruments necessary for Lender to use or maintain the Collateral;

          (b) To ask, demand, collect, sue for, recover, impound, receive and give acquittance and receipts for money due or to become due under or in respect of any of the Collateral;

          (c) To file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce Lender's rights with respect to any of the Collateral and to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any person.

7. RIGHT TO INSPECT. Borrower grants to Lender and its employees and agents the right to visit Borrower's plants and facilities which manufacture, inspect or store products sold under any of the trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.

8.        EVENTS OF DEFAULT. Any of the following events shall be an Event of
Default:

          (a) Borrower fails to make any payment of principal or interest or any other payment on any Obligation when due and payable, by acceleration or otherwise; and

          (b) the occurrence of an Event of Default as that term is defined in the Loan Agreement.

9.        SPECIFIC REMEDIES. Upon the occurrence of any Event of Default:

          (a) Lender may cease advancing money or extending credit to or for the benefit of Borrower under the Loan Agreement or under any other agreement between Borrower and Lender.

          (b) Lender may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower;

          (c) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts or moneys of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit;

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          (d)  Lender may notify licensees to make royalty payments on license agreements directly to Lender;

          (e) Lender may sell or assign the Collateral and associated goodwill at public or private sale for such amounts, and at such time or times as Lender deems advisable. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower ten (10) days prior to such disposition. Borrower shall be credited with the net proceeds of such sale only when they are actually received by Lender, and Borrower shall continue to be liable for any deficiency remaining after the Collateral is sold or collected;

          (f) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

          (g) To the maximum extent permitted by applicable law, Lender may be the purchaser of any or all of the Collateral and associated goodwill at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Lender at such sale.

10. GOVERNING LAW. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the Borrower and Lender have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                              IPARTY RETAIL STORES CORP.


                              By: /s/ Salvatore Perisano
                                  ----------------------------------------------
                                  Salvatore Perisano, Chief Executive Officer

                              PARAGON CAPITAL LLC


                              By: /s/ Robert J. Shusterman
                                  ----------------------------------------------
                                  Robert J. Shusterman, Executive Vice President


                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                                     August 23, 2000

          Then personally appeared the above!named, Salvatore Perisano, Chief Executive Officer, and acknowledged the foregoing instrument to be the free act and deed of iParty Retail Stores Corp., before me,

                              /s/ Michael J. Ruberto
                              -----------------------------------------
                              Michael J. Ruberto, Notary Public
                              My commission expires: June 15, 2001

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                                   SCHEDULE A
                        TO A TRADEMARK SECURITY AGREEMENT
                  BETWEEN IPARTY RETAIL STORE CORP. (BORROWER)
                                       AND
                          PARAGON CAPITAL LLC (LENDER)
                             DATED: AUGUST 23, 2000

                           REGISTERED TRADEMARKS (USA)

Trademark                     Registration No.        Registration Date
---------                     ----------------        -----------------
THE BIG PARTY                 1,865,084               November 29, 1994

THE BIG PARTY!                1,878,125               February 7, 1995
(service mark including
logo design plus words
and letters)